                                                                   EXHIBIT 10.36

                               SECURITIES PURCHASE

                                    AGREEMENT

                          DATED AS OF DECEMBER 28, 2005

                                      AMONG

                           SYNTAX-BRILLIAN CORPORATION

                                       AND

                       THE PURCHASERS LISTED ON EXHIBIT A

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                                TABLE OF CONTENTS

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ARTICLE I Purchase and Sale of Preferred Stock and Warrants...............................................      1

     Section 1.1    Purchase and Sale of Preferred Stock and Warrants.....................................      1
     Section 1.2    Closing...............................................................................      1
     Section 1.3    Warrants..............................................................................      1
     Section 1.4    Conversion Shares and Warrant Shares..................................................      2

ARTICLE II Representations and Warranties.................................................................      2

     Section 2.1    Representations and Warranties of the Company.........................................      2
     Section 2.2    Representations and Warranties of the Purchasers......................................     13

ARTICLE III Covenants.....................................................................................     16

     Section 3.1    Disclosure of Transactions and Other Material Information.............................     16
     Section 3.2    Registration..........................................................................     16
     Section 3.3    Inspection Rights.....................................................................     16
     Section 3.4    Compliance with Laws..................................................................     17
     Section 3.5    Keeping of Records and Books of Account...............................................     17
     Section 3.6    Other Agreements......................................................................     17
     Section 3.7    Right of Participation................................................................     17
     Section 3.8    Reservation of Shares.................................................................     20
     Section 3.9    Non-public Information................................................................     20
     Section 3.10   S-3 Eligibility.......................................................................     20
     Section 3.11   Beneficial Ownership Restrictions.....................................................     20
     Section 3.12   Trading Market Limitations............................................................     20

ARTICLE IV Conditions.....................................................................................     21

     Section 4.1    Conditions Precedent to the Obligation of the Company to Close and to Sell the
                    Shares and Warrants on the Closing Date...............................................     21
     Section 4.2    Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase
                    the Shares and Warrants on the Closing Date...........................................     22

ARTICLE V Transfer Restrictions and Legends...............................................................     24

ARTICLE VI Termination....................................................................................     26

     Section 6.1    Termination by Mutual Consent.........................................................     26
     Section 6.2    Effect of Termination.................................................................     26

ARTICLE VII Indemnification...............................................................................     26
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     Section 7.1    General Indemnity.....................................................................     26
     Section 7.2    Indemnification Procedure.............................................................     26

ARTICLE VIII Miscellaneous................................................................................     27

     Section 8.1    Fees and Expenses.....................................................................     27
     Section 8.2    Specific Enforcement; Consent to Jurisdiction.........................................     28
     Section 8.3    Entire Agreement; Amendment...........................................................     28
     Section 8.4    Notices...............................................................................     29
     Section 8.5    Waivers...............................................................................     29
     Section 8.6    Headings..............................................................................     29
     Section 8.7    Successors and Assigns................................................................     30
     Section 8.8    No Third Party Beneficiaries..........................................................     30
     Section 8.9    Governing Law.........................................................................     30
     Section 8.10   Survival..............................................................................     30
     Section 8.11   Counterparts..........................................................................     30
     Section 8.12   Severability..........................................................................     30
     Section 8.13   Further Assurances....................................................................     30
     Section 8.14   Independent Nature of Purchasers' Obligations and Rights..............................     30
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

                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 28, 2005, by and among Syntax-Brillian Corporation, a Delaware corporation (the "Company"), and the entities listed on Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers"), for the purchase by and sale to the Purchasers of shares of the Company's 6% Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and warrants to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

      The parties hereto agree as follows:

                                   ARTICLE I

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

            Section 1.1 Purchase and Sale of Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company, (i) shares of Preferred Stock (the "Shares"), and (ii) warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibits B (the "Warrants"), in each case, as set forth opposite each such Purchaser's name on Exhibit A hereto, for an aggregate purchase price to the Company from all Purchasers of up to $17,000,000 (the "Purchase Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

            Section 1.2 Closing. The closing of the sale to and purchase by each Purchaser of the Shares and Warrants (the "Closing") shall take place at the offices of Warren W. Garden, P.C. located at 100 Crescent Court, Suite 490, Dallas, Texas 75201 at 10:00 a.m., Central Time, (i) on or before December 31, 2005, provided, that all of the conditions set forth in Sections 4.1 and 4.2 hereof shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser copies of the stock certificates and original agreements evidencing the Shares and Warrants being purchased by it on the Closing Date which shall be registered in such Purchaser's name as stated on Exhibit A hereto, against delivery to the Company of payment by certified check or wire transfer in an amount equal to that amount set forth opposite such Purchaser's name on Exhibit A hereto under the heading "Dollar Amount of Investment at Closing".

            Section 1.3 Warrants. At the Closing, the Company shall issue to each Purchaser such number of Warrants to purchase shares of Common Stock as is set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $5.00.

            Section 1.4 Conversion Shares and Warrant Shares. The Company has authorized and has reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of all the Shares and the exercise of all the Warrants. Any shares of Common Stock issuable upon conversion of the Shares (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Conversion Shares, the Warrants, the Warrant Shares, the PIK Dividend Shares (as defined in the Registration Rights Agreement) and the Redemption Shares (as defined in the Registration Rights Agreement) are sometimes collectively referred to herein as the "Securities".

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby makes the following representations and warranties to the Purchasers, subject in each case to any exceptions identified in the Schedule of Exceptions attached hereto:

            (a) Organization, Good Standing and Power. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as disclosed in the Commission Documents (as defined in Section 2.1(f)) or on
Schedule 2.1(g). The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified would not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, results of operations, properties, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, and which is material to the Company and its Subsidiaries, taken as a whole, or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Certificate of Designations establishing the Shares in the form of Exhibit D attached hereto (the "Certificate of Designations"), the Registration Rights Agreement in the form of Exhibit E attached hereto (the "Registration Rights Agreement"), the Warrants, and all other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of December 27, 2005, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as disclosed in the Commission Documents, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as disclosed in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except (i) for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, or (ii) as disclosed in the Commission Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a "Person") with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing have complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation, as amended, and as in effect on the date hereof (the "Certificate"), and the Company's Bylaws, as amended, and as in effect on the date hereof (the "Bylaws").

            (d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any

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kind and the holders shall be entitled to all rights accorded to a holder of
Preferred Stock. When the Conversion Shares are issued and paid for in accordance with the terms of the Preferred Stock, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the PIK Dividend Shares are issued in accordance with the terms of the Certificate of Designations, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Redemption Shares are issued in accordance with the terms of the Certificate of Designations, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2, result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

            (f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, and all filings made pursuant to the Securities Act, including the Company's Joint Proxy Statement/Prospectus filed with the Commission on October 24, 2005, being referred to herein as the "Commission Documents"). The Company has delivered or made available (through the SEC EDGAR website) to the Purchasers true and complete copies of the Commission Documents filed with the Commission since May 14, 2003. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (taking into account all restatements thereof in subsequent Commission Documents), the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements (taking into account all restatements thereof in subsequent Commission Documents) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

            (h) No Material Adverse Change. Since September 30, 2005, the Company has not experienced or suffered any Material Adverse Effect.

            (i) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-K or in the Commission Documents, or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since December 31, 2004, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

            (j) No Undisclosed Events or Circumstances. Since September 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

            (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as disclosed in the Commission Documents or such that, individually or in the aggregate, do not have a Material Adverse Effect. All leases to real and personal property of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or, to the knowledge of the Company, any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

            (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Intellectual Property. The Company and each of the Subsidiaries owns or possesses valid licenses under all the Proprietary Rights owned by it and have no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From September 30, 2005 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. "Proprietary Rights" shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

            (s) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or
(ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

            (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the reasonable judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

            (u) Material Agreements. Except for the Transaction Documents, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

            (v) Transactions with Affiliates. Except as disclosed in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Company or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

            (w) Securities Act of 1933. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            (x) Governmental Approvals. Except for the filing of any notice prior or subsequent to each Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

            (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary, which contract or agreement is required to be disclosed in the Commission Documents but which is not so disclosed. Since September 30, 2005, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

            (z) Absence of Certain Developments. Except as set forth in the Commission Documents, since September 30, 2005, neither the Company nor any Subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Company's stock option/stock issuance plans;

                  (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

                  (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

                  (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $75,000;

                  (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                  (xi) made charitable contributions or pledges in excess of $25,000;

                  (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                  (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

                  (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

            (aa) Use of Proceeds. The proceeds from the sale of the Shares and the Warrants shall be used by the Company for working capital purposes only, and shall not be used to repay any outstanding Indebtedness or any loans due to any officer, director, Affiliate or insider of the Company, other than up to $4,075,000 which may be used to repay Indebtedness under the Company's senior secured debentures.

            (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon each Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            (dd) Sarbanes-Oxley. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to it as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

            Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            (a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. Each of the Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            (c) Acquisition for Investment. Such Purchaser is purchasing the Shares and acquiring the Warrants (and would acquire the underlying Common Stock) solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

            (d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            (e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

            (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

            (i) Certain Trading Activity. During the period beginning on the date such Purchaser was initially contacted by the Company or an agent thereof with respect to a prospective investment in the Company and ending on the date hereof, such Purchaser has not engaged in any Short Sales (as defined in Regulation SHO under the federal securities laws) of shares of the Common Stock. Such Purchaser, severally and not jointly with the other Purchasers, understands and acknowledges that the Commission currently takes the position that coverage of Short Sales of shares of the Common Stock "against the box" with the Securities purchased hereunder prior to the effective date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance. Accordingly, such Purchaser hereby agrees (on behalf of itself or any Person over which it has direct control) not to use any of the Securities to cover any Short Sales made prior to the effective date of the Registration Statement. Additionally, such Purchaser agrees (i) to comply with Regulation M under the federal securities laws, and (ii) not to engage in Short Sales of the shares of Common Stock in contravention of state and federal securities laws. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced. In addition, it is understood and agreed by the Company (A) that none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term, (B) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or derivative transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities,
(C) that any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (D) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.

            (j) Waiver of Rights. As of the date hereof, certain Purchasers are holders of the Company's 4% convertible debentures (the "Debentures") and/or warrants to purchase shares of the Company's common stock issued in connection with the Debentures. Under Section 4.14(a) of that certain Securities Purchase Agreement dated as of July 12, 2005 among the Company and the other purchasers named therein (the "July Purchase Agreement"), the purchasers were provided certain rights concerning the filing of registration statements by the Company and the issuance by the Company of the Company's common stock (or securities convertible into shares of the Company's common stock) after the date that the registration statement filed by the Company covering the shares of Company common stock issuable upon conversion of the Debentures and exercise of the related warrants was declared effective by the Commission. Each Purchaser who is party to the July Purchase Agreement hereby acknowledges and agrees that, by executing and delivering this Agreement, such Purchaser forever waives any and all rights it may have under Section 4.14(a) of the July Purchase Agreement in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III

                                    COVENANTS

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and its respective permitted assignees (and, where expressly so indicated, the respective Purchasers severally and not jointly covenant with and for the benefit of the Company as follows).

            Section 3.1 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day (as used herein, the term "Business Day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Tempe, Arizona) immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants, the Certificate of Designations, and the Registration Rights Agreement, in the form required by the Exchange Act (the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of such Purchaser. Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) above, the Purchasers shall be consulted by the Company (although the consent of the Purchasers shall not be required) in connection with any such press release or other public disclosure prior to its release).

            Section 3.2 Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.

            Section 3.3 Inspection Rights. In the event the Registration Statement is not effective or has been suspended, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the

Shares or shall beneficially own the Shares or Conversion Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all Company voting securities then outstanding, to (subject to an appropriate non-disclosure agreement) examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

            Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

            Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

            Section 3.7 Right of Participation.

            (a) Subject only to any prior rights of the Company's holders of those certain 7% Convertible Debentures due April 20, 2008 and those certain 4% Convertible Debentures due July 12, 2008, until the first anniversary of the Closing Date, each Purchaser (including for such purposes its assigns) shall have the right to participate in any financing of the Company or any of its Subsidiaries of Common Stock or securities convertible into Common Stock (a "Subsequent Financing") up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the "Participation Maximum").

            (b) At least five Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

            (c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Business Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser's participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such fifth Business Day, then such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

            (d) If by 5:30 p.m. (New York City time) on the fifth Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

            (e) If by 5:30 p.m. (New York City time) on the fifth Business Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (i) their Pro Rata Portion (as defined below) of the Participation Maximum and (ii) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. "Pro Rata Portion" is the ratio of (A) the Shares and Warrants purchased on the Closing Date by a Purchaser participating under this Section
3.7 and (B) the sum of the aggregate Shares and Warrants purchased on the Closing Date by all Purchasers participating under this Section 3.7.

            (f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 3.7, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice.

            (g) Notwithstanding the foregoing, this Section 3.7 shall not apply in respect of an Exempt Issuance. "Exempt Issuance" means the issuance of:

                  (i) shares of capital stock of the Company issued or issuable upon conversion or exercise of any currently outstanding securities (but not any amendment or modification to such currently outstanding securities after the date hereof) or any New Securities issued in accordance with this Agreement (including the Conversion Shares, the Warrant Shares, the PIK Dividend Shares and the Redemption Shares);

                  (ii) shares of capital stock issued and issuable as payment for outstanding interest under the Company's outstanding 7% convertible debentures and 4% convertible debentures;

                  (iii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company or its Subsidiaries pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors, or pursuant to the Syntax Groups Corporation 2005 Stock Incentive Plan;

                  (iv) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend (including PIK Dividend Shares) or recapitalization by the Company;

                  (v) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

                  (vi) shares of capital stock, or options or warrants to purchase capital stock, issued to an investor in connection with a joint venture arrangement where the Company is a participant;

                  (vii) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

                  (viii) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act;

                  (ix) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

                  (x) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

                  (xi) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (xi) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers; and

                  (xii) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (xi) above.

            Section 3.8 Reservation of Shares. So long as the Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Shares and the exercise of the Warrants.

            Section 3.9 Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to any Purchaser, and no Purchaser or any of its Affiliates, officers or agents will solicit any material non-public information from the Company.

            Section 3.10 S-3 Eligibility. The Company shall use its commercially reasonable efforts to remain eligible to use a Form S-3 registration statement.

            Section 3.11 Beneficial Ownership Restrictions.

            (a) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Warrants and the Certificate of Designations), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that any Purchaser may waive this Section 3.11(a) by so indicating on the signature page to this Agreement, any such waiver to be effective on and as of the date of this Agreement.

            (b) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Warrants and the Certificate of Designations), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

            Section 3.12 Trading Market Limitations. Notwithstanding anything herein to the contrary, the Company shall not issue any Conversion Shares or Warrant Shares which, when aggregated with any Conversion Shares, Warrant Shares, PIK Dividend Shares and Redemption Shares issued prior to such date of issuance, would exceed 19.999% of the number of shares of Common Stock outstanding on the Business Day immediately preceding the Closing Date (such number of shares, the "Issuable Maximum"). If on the date of conversion of Shares or exercise of Warrants (a) the applicable Conversion Price or Exercise Price, as applicable, in effect is such that the shares issuable upon conversion of the Shares or exercise of the Warrants together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Shares and Warrants would exceed the Issuable Maximum, and
(b) the Company's stockholders shall not have previously approved the issuance of 20% or more of the Company's capital stock in connection with the transactions contemplated by the Transaction Documents (the "Shareholder Approval"), then the Company shall issue to the Purchaser requesting conversion of Shares or exercise of Warrants a number of shares of Common Stock equal to such Purchaser's pro-rata portion of the Issuable Maximum and, with respect to the remainder of the Shares or Warrants then held by such Purchaser for which conversion or exercise would result in an issuance of shares of Common Stock in excess of such Purchaser's pro-rata portion of the Issuable Maximum (the "Excess Shares"), the Company shall be prohibited from issuing such Excess Shares, and shall notify the Purchaser of the reason therefor. The Shares and Warrants would be unconvertible and unexercisable to such extent until and unless Shareholder Approval is subsequently obtained, but shall otherwise remain in full force and effect. If Shareholder Approval is required under this Section 3.12, the Company shall use commercially reasonable efforts to obtain, as promptly as practicable, Shareholder Approval that is necessary to issue shares of Common Stock in excess of the Issuable Maximum.

                                   ARTICLE IV

                                   CONDITIONS

            Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants on the Closing Date. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants being purchased at the Closing shall have been delivered to the Company at the Closing.

            (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

            Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants on the Closing Date. The obligation hereunder of the Purchasers to purchase the Shares and Warrants on the Closing Date and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares and the Warrants being purchased on the Closing Date.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or other Affiliates of the Company or any Subsidiary, unless by or at the behest of a Purchaser, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto.

            (g) Warrants and Shares. The Company shall have delivered to the Purchasers the originally executed Warrants (in such denominations as each Purchaser may request) and shall have provided copies of certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing, and the originals of such certificates shall be delivered to the Purchasers no later than the fifth Business Day following the Closing.

            (h) Certificate of Designations. As of the Closing Date, the Company shall have filed with the Delaware Secretary of State the Certificate of Designations.

            (i) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Preferred Stock, solely for the purpose of effecting the issuance of the Shares, a number of shares of Preferred Stock equal to the aggregate number of the Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the number of Conversion Shares and the number of Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, assuming all of the Warrants were granted on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

            (j) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section
4.2 as of the Closing Date.

            (k) Fees and Expenses. As of the Closing Date, all Purchasers' fees and expenses contractually required to be paid by the Company shall have been or authorized to be paid by the Company as of the Closing Date.

            (l) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement.

            (m) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

                                   ARTICLE V

                        TRANSFER RESTRICTIONS AND LEGENDS

            Section 5.1 (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge permitted by Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder, if required.

            (c) Certificates evidencing the Conversion Shares, the Warrant Shares, the PIK Dividend Shares and the Redemption Shares shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares, Warrant Shares, PIK Dividend Shares or Redemption Shares pursuant to Rule 144, or (iii) if such Conversion Shares, Warrant Shares, PIK Dividend Shares or Redemption Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effectiveness Date (as defined in the Registration Rights Agreement) if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Share or Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares, Warrant Shares, PIK Dividend Shares or Redemption Shares, such Conversion Shares, Warrant Shares, PIK Dividend Shares or Redemption Shares shall be issued free of all legends. The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 5.1(c), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares, Warrant Shares, PIK Dividend Shares or Redemption Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.1.

            (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares, Warrant Shares, PIK Dividend Shares and/or Redemption Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to Section 5.1(c), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day commencing two (2) Business Days after the Legend Removal Date until such certificate is delivered in proper form. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

            (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

            Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VII

                                 INDEMNIFICATION

            Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, Affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser or any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, employees, Affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein, in an amount not to exceed the Purchaser's investment amount set forth on Exhibit A.

            Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay a flat $40,000 to Gryphon Master Fund, L.P. ("Gryphon"), the lead Purchaser, to reimburse Gryphon for the fees and expenses (including attorneys' fees and expenses) incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, $20,000 of which has already been paid and is non-refundable, and the remaining $20,000 of which shall be due and payable in cash at the Closing (and only if the Closing occurs). If the Closing occurs, the Company hereby authorizes and directs Gryphon to deduct $20,000 from the Purchase Price to be paid by Gryphon at Closing in payment and satisfaction of such remaining $20,000 due and payable by the Company at Closing.

            Section 8.2 Specific Enforcement; Consent to Jurisdiction.

            (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, and (iii) hereby waive any and all rights they may have to a trial by jury with respect to any suit, action or proceeding based on, or arising out of, under, or in connection with, this Agreement. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, the Warrants or any Transaction Document, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

            Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein; provided, however, that any non-disclosure agreement is not so superseded. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event may Section 3.11 hereof be amended under any circumstances whatsoever.

            Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  Syntax-Brillian Corporation
                                    1600 North Desert Drive
                                    Tempe, Arizona 85281-1230
                                    Attention: Vincent F. Sollitto, Jr.,
                                    Chief Executive Officer
                                    Telecopier:  (602) 389-8801

with copies (which copies
shall not constitute notice
to the Company) to:                 Greenberg Traurig, LLP
                                    2375 East Camelback Road
                                    Phoenix, Arizona 85016
                                    Attention:  Robert S. Kant, Esq.
                                    Telecopier: (602) 445-8100

If to any Purchaser:                At the address of such Purchaser set forth
                                    on Exhibit A to this Agreement.

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

            Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers, in compliance with all applicable securities laws, may assign the Shares, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

            Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

            Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

            Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and each Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

            Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered (including by facsimile and/or by photocopy) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

            Section 8.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, would be valid, legal and enforceable to the maximum extent possible.

            Section 8.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

            Section 8.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Transaction Document. Nothing contained herein or in any other Purchaser Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser (other than Gryphon and GSSF Master Fund, LP ("GSSF")) hereby agrees and acknowledges that
(a) Warren W. Garden, P.C. was retained solely by Gryphon and GSSF in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, and in such capacity has provided legal services solely to Gryphon and GSSF, (b) Warren W. Garden, P.C. has not represented, nor will it represent, any Purchaser (other than Gryphon and GSSF) in connection with the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, and (c) each Purchaser (other than Gryphon and GSSF) should, if it wishes counsel with respect to the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, retain its own independent counsel with respect thereto.

    [Remainder of page intentionally left blank. Signature pages to follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or agents as of the date first above written.

                           SYNTAX-BRILLIAN CORPORATION

                           By:      /s/ Wayne A. Pratt
                              ---------------------------------------------
                                    Wayne A. Pratt, Chief Financial Officer

               [SIGNATURES OF PURCHASERS TO FOLLOW ON NEXT PAGES.]

                   PURCHASERS:

                   GRYPHON MASTER FUND, L.P.

                      By: Gryphon Partners, L.P., its General Partner

                        By: Gryphon Management Partners, L.P.,
                                  its General Partner

                           By:  Gryphon Advisors, L.L.C., its General Partner

                              By:  /s/ E.B. Lyon, IV
                                 ----------------------------------------------
                                   E.B. Lyon, IV, Authorized Agent

            [X] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                   GSSF MASTER FUND, LP

                   By: Gryphon Special Situations Fund, LP, its General Partner

                      By: GSSF Management Partners, LP, its General Partner

                         By: GSSF, LLC, its General Partner

                            By:      /s/ E.B. Lyon, IV
                               ---------------------------------------
                                     E.B. Lyon, IV, Authorized Agent

            [X] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                             Enable Growth Partners

                             By: /s/ Mitch Levine
                                -----------------------------------
                             Name:  Mitch Levine
                             Title: Managing Partner

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                             Enable Opportunity Partners

                             By: /s/ Mitch Levine
                                -----------------------------------
                             Name:  Mitch Levine
                             Title: Managing Partner

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Hudson Bay Fund, L.P.

                          By: /s/ Yoav Roth
                             -----------------------------------
                          Name: Yoav Roth
                          Title: Portfolio Manager

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          DKR SoundShore Oasis Holding Fund Ltd.

                          By: /s/ Fred Leif
                             -----------------------------------
                          Name: Fred Leif
                          Title: Director

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Castle Creek Technology Partners LLC

                          By: /s/ Stephen D. Friend
                             -----------------------------------
                          Name: Stephen D. Friend
                          Title: Managing Director

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Bushido Capital Master Fund, LP

                          By: Bushido Capital Partners, Ltd.

                              By: /s/ Christopher Rossman
                                  -----------------------------
                                  Name: Christopher Rossman
                                  Title: Managing Director

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Nite Capital LP

                          By:    /s/ Keith A. Goodman
                             -----------------------------------
                          Name:  Keith A. Goodman
                          Title: Manager of the General Partner

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Iroquois Master Fund Ltd.

                          By: /s/ Joshua Silverman
                             ___________________________________
                          Name: Joshua Silverman
                          Title: Authorized Signatory

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Longview Special Finance Inc.

                          By:  /s/ Francois Morax
                               -------------------------
                          Name:  Francois Morax
                          Title: Director

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                          Lagunitas Partners LP

                          By:    /s/ Jon D. Gruber
                             -----------------------------------
                          Name:  Gruber & McBaine Capital Management
                          Title: General Partner

                        [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                       Jon D. and Linda W. Gruber Trust

                       By: /s/ Jon D. Gruber
                          -----------------------------------
                       Name: Jon D. Gruber
                       Title: Trustee

                       [ ] Check box and initial if the foregoing Purchaser
                           wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                      Gruber & McBaine International

                      By: /s/ Jon D. Gruber
                         -----------------------------------
                      Name: Gruber & McBaine Capital Management
                      Title: Investment Advisor

                      [ ] Check box and initial if the foregoing Purchaser
                          wishes to waive the provisions of Section 3.11(a). ______ (initial here)

                     [SIGNATURE PAGES FOR OTHER PURCHASERS]

                      WesTech Electronics Limited

                      By: /s/ Tan Chin Hock
                         -----------------------------------
                      Name: Tan Chin Hock
                      Title: CFO

                      [ ] Check box and initial if the foregoing Purchaser
                          wishes to waive the provisions of Section 3.11(a). ______ (initial here)